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                                                                  EXHIBIT 23.4



                       [LETTERHEAD OF EIDE HELMEKE & CO.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the use in this Registration Statement of our report, dated April 28, 1995, relating to the financial statements of Dickinson Bancorporation, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                       /s/ Eide Helmeke PLLP

June 8, 1995
Bismarck, North Dakota